Exhibit 4(d)


     [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - [This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]]

THE SUBORDINATED NOTES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF ROSLYN BANCORP, INC. AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

REGISTERED                                                         REGISTERED

NUMBER R-                                                          $

                             ROSLYN BANCORP, INC.

                           % SUBORDINATED NOTES DUE

                                                                   CUSIP:

     ROSLYN BANCORP, INC., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE &
CO., or registered assigns, the principal sum of $                on
             , and to pay interest thereon from                      , or from
the most recent Interest Payment Date to which interest has been paid or duly
provided for, semi-annually in arrears on the                        day of
             and                      in each year, commencing
               , at the rate of           % per annum, until the principal
hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Subordinated Note (or one or more Predecessor Subordinated Notes) is
registered at the close of business on the            day of            and
the           day of           in each year; provided, however, that in case
of a Subordinated Note originally issued between a Regular Record Date and the Interest Payment Date or on an Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the date of issue and ending on such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the

Person in whose name this Subordinated Note (or one or more Predecessor Subordinated Notes) is registered at the close of business on the Regular Record Date with respect to such succeeding Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Subordinated Note (or one or more Predecessor Subordinated Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Subordinated Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Payment of the principal of (and premium, if any) and any such interest on this Subordinated Note will be made at the offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check drawn upon any Paying Agent and mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register.

     This Subordinated Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued under an Indenture dated as of _____________, 2001 (the "Indenture"), between the Company and The Chase Manhattan Bank, a New York banking corporation (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. This Subordinated Note is one of a series of Subordinated Notes of the Company designated as its % Subordinated Notes Due (herein called the "Subordinated Notes"), initially limited in aggregate principal amount to $ .

     Upon any distribution of assets of the Company upon dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest on, the Subordinated Notes is to be subordinated in right of payment to the extent provided in the Indenture to the prior payment in full of all Senior Indebtedness of the Company (each as defined in the Indenture). Each Holder of the Subordinated Notes, by the acceptance thereof, agrees to and shall be bound by such provisions of the Indenture. The Subordinated Notes may not be redeemed prior to maturity.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Subordinated Note may be registered in the Security Register of the Company upon surrender of this Subordinated Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Subordinated Note are payable, duly endorsed by, or accompanied by, a written instrument of transfer in form satisfactory to the Company, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Subordinated Notes are issuable only as registered Subordinated Notes without coupons in denominations of $100,000 and integral multiples of $1,000. As provided in the Indenture, and subject to certain limitations set forth therein, this Subordinated Note is exchangeable for a like aggregate principal amount of Subordinated Notes of different authorized denominations, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer of this Subordinated Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Subordinated Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     If an Event of Default with respect to the Subordinated Notes shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the trustee under each series to be affected with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Note shall be conclusive and binding upon such Holder and upon all future Holders of this Subordinated Note and of any Subordinated Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Subordinated Note.

     No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Subordinated Note at the times, place and rate, and in the coin and currency, herein prescribed.

     All terms used in this Subordinated Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an authenticating agent, by the manual signature of an authorized officer, this Subordinated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                     ROSLYN BANCORP, INC.



                                     By:
                                          -------------------------------------
                                          Chairman and Chief Executive  Officer


     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                     THE CHASE MANHATTAN BANK, as Trustee



                                     By:
                                          -------------------------------------
                                          Authorized Officer

                                  ASSIGNMENT

    FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

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(Name and address of assignee, including zip code, must be printed or typewritten)

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the within Subordinated Note, and all rights thereunder, hereby irrevocably constituting and appointing

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Attorney to transfer said Subordinated Note on the books of the within
Company, with full power of substitution in the premises.



Dated:
       ----------------------                     ----------------------------
                                         NOTICE:  The signature to this
                                                  assignment must correspond
                                                  with the name as it appears
                                                  up on the face of the within
                                                  or attached Subordinated
                                                  Note in every particular,
                                                  without alteration or
                                                  enlargement or any change
                                                  whatever.